UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 16, 2003


                         NEW ENGLAND ACQUISITIONS, INC.
             (Exact name of registrant as specified in its charter)

          Florida              60 W. Randolph Street,            65-1102237
                                Suite 200, Chicago,
                                   Illinois 60601

(State or other jurisdiction   (Address of Principal          (I.R.S. Employer
    of incorporation or          Executive Offices)          Identification No.)
       organization)

Registrant's telephone number, including area code: 312/762-9273
================================================================================

Item 1. Changes in Control of Registrant.

On December 16, 2003, Rosehill Investments Limited, a Seychelles corporation ("Rosehill"), acquired 11,937,200 shares of New England Acquisitions, Inc.'s ("Company") Common Stock ("Shares") pursuant to a Stock Purchase Agreement among Rosehill, the Company, Mr. Jonathan B. Reisman and Mr. Gary Cella (the "Agreement"). The Agreement provided for the Shares to be sold as follows:
9,234,520 shares from the Company; 1,379,600 shares from Mr. Reisman; and 1,323,100 shares from Mr. Cella. As a result of the stock sale, the Directors of the Company resigned and the following individuals were appointed to the indicated positions:

         Louis B. Lichtenfeld               Director and President
         Frank Reinschreiber                Director, Secretary and Treasurer

The current number of issued and outstanding shares of the Company is approximately 12,552,395. Consequently, as a result of Rosehill's acquisition, it is now considered a control person of the Company.

The following table sets forth, as of December 23, 2003, certain information regarding the beneficial ownership of shareholders of more than 5% of the Company's Common Stock.

                                                    Amount and
                                                    nature of
Title of                                            beneficial    Percent of
Class        Name and address of beneficial owner   ownership     Class
---------    ------------------------------------   -----------   -----------

Common       Rosehill Investments Limited           11,937,220       95%
             c/o Philip T. Powers, Esq.
             60 W. Randolph Street, Suite 200
             Chicago, Illinois 60601

Exhibit 99.01 - Agreement between Rosehill Investments Limited, New England
                Acquisitions, Inc., Mr. Jonathan B. Reisman and Mr. Gary Cella, dated December 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New England Acquisitions, Inc.

Date: December 23, 2003


/s/ Louis B. Lichtenfeld
-----------------------------------
Louis B. Lichtenfeld,
President